`

To Our Shareholders Q2’23 revenue of $170.4 million was down 29% year-over-year, in line with the midpoint of our guidance range. Net income of $14.4 million for Q2’23 reflected a net incomemargin of 8%. Adjusted EBITDA of $43.3 million and Adjusted EBITDAmargin of 25% exceeded the high point of our guidance. Although the over 160 million1 people employed in the U.S. labor force (and the resulting 3.6%2 unemployment rate) remains at historically robust levels, the number of job openings and employers’ willingness to pay for those job openings has been declining significantly from the peaks of 2021 and 2022. Both SMB and enterprise employers are posting fewer jobs while also spending less to advertise those jobs. This behavior runs counter to the seasonal hiring pattern we have typically observed over the many years we have been in business. The ongoing trend of reduced demand for recruiting services continues, and we believe this is a reality that companies across the recruiting category are facing. The macroeconomic backdrop continues to impact our business (and the recruitment category) materially as it has throughout the ups and downs of the COVID and post-COVID period. However, as fellow shareholders and operators of this business, our strong conviction in our long-term investment thesis remains unchanged. We believe the opportunity to further disrupt the over $200 billion3 U.S. recruitment category is massive. We remain focused on increasing both our product's feature set and ease of use as a range of breakthrough technologies allow us to create remarkable experiences. We believe these technology investments, coupled with ZipRecruiter’s substantial brand awareness among both employers and job seekers, sets us up for success when employers’ appetite for new hires recovers. 3 Source: Based on the following published reports: (i) IBISWorld Inc., Office Staffing & Temp Agencies in the US, Jan-2023 and (ii) IBISWorld Inc., Employment & Recruiting Agencies in the US, Jan-2023. Note: Represents 2023 estimated market size; $200bn+ figure represents summation of “Office Staffing & Temp Agencies in the US” market and “Employment & Recruiting Agencies in the US” market. 2 Per U.S. Bureau of Labor Statistics, Total U.S. civilian unemployment rate, as of June 2023. 1 Per U.S. Bureau of Labor Statistics, Total U.S. civilian employment, as of June 2023. Q2 2023 Shareholder Letter 3

Second Quarter 2023 Key Results Revenue $170.4 million (29)% y/y Quarterly Paid Employers4 101.6K (35)% y/y Revenue per Paid Employer4 $1,677 9% y/y Gross Margin 91% Net Income $14.4 million Net Income Margin 8% Adjusted EBITDA4 $43.3 million Adjusted EBITDA Margin4 25% Financial Outlook Q3’23 Revenue $147 - $153 million (35)% - (33)% y/y Adjusted EBITDA4 Adjusted EBITDAmargin $37 - $43 million 25% -28% 4 See “Key Operating Metrics and Non-GAAP Financial Measures” below for additional information regarding key operating metrics and non-GAAPmeasures used in this shareholder letter and a reconciliation of GAAP net income to Adjusted EBITDA. Q2 2023 Shareholder Letter 4

Growth Strategies and Recent Progress We continued to make advancements on our three growth strategies in Q2’23. We believe we are still in the early stages of using smart matching technology to transform how employers and job seekers come together. Growth Strategy #1: Increase the number of employers and the Revenue per Paid Employer in our marketplace In Q2 both SMB and enterprise employers continued to moderate hiring plans and reduce recruitment budgets in response to economic uncertainty. This has resulted in atypical seasonal hiring patterns, with online hiring demand declining over the first half of 2023. We had 102k Quarterly Paid Employers in Q2’23, a decrease of 35% year-over-year. The decrease in Quarterly Paid Employers is primarily reflective of weakness among small-and medium-sized businesses who make up the vast majority of our Paid Employers. Revenue per Paid Employer was $1,677 in Q2’23, an increase of 9% year-over-year, but a sequential decrease of 3% versus Q1’23. The decline quarter-over-quarter reflects the current softness in hiring demand and employer willingness to pay. However, the increase year-over-year reflects our long-term cohort trends, with employers of all sizes paying more to get more by investing in upsells and increasing their effective bids in our marketplace. We believe that the increasing importance for businesses to find the best talent will drive this long standing trend to continue over future macroeconomic cycles. Performance-based revenue represented 20% of revenue in Q2’23, compared with 22% in Q2’22. The decrease in performance-based revenue reflects the decreased hiring budgets among large enterprise employers. We continue to believe that the enterprise market remains a significant growth opportunity for ZipRecruiter, despite recent macroeconomic choppiness. While SMBs enjoy ZipRecruiter’s applicant tracking system (ATS), larger employers typically use an enterprise-grade ATS to manage their hiring campaigns. Our third-party ATS integrations make it easy for new enterprise customers to activate ZipRecruiter as a recruiting solution and ZipApply, our one-click apply solution for interested job seekers. The improved candidate experience of ZipApply delivers 3x more applications per job for the same amount of spend. In Q2, we completed our integration with UKG, one of the world’s leading HCM cloud companies. As of Q2 we have integrations with over 140 applicant tracking systems which, we believe, gives us a strong competitive advantage. In Q2’23, the percentage of Q2 2023 Shareholder Letter 5 performance marketing revenue driven by ZipApply-enabled jobs was nearly 40% higher than in the same quarter of the previous year.

Growth Strategy #2: Increase the number of job seekers in our marketplace

Last quarter, we reported a 40% increase in organic visits from job seekers. **In Q2'23 we saw a 46% year-over-year growth in quarterly organic job seeker visits.** We believe serving more job seekers, many of whom are using our #1 rated mobile apps[5] for the first time, will build brand loyalty that will endure for years to come.

Job seekers often don't know exactly what they're looking for when it comes to their next opportunity. In fact, over 15% of web searches on ziprecruiter.com are blank, using no keywords at all. In Q2 we launched a new experience to enhance the job discovery process for those using our search products. Those job seekers are now able to filter the available jobs on ZipRecruiter by topics such as industry, job title, local versus remote, salary expectations, and more. **This improvement to the job search experience drove an engagement lift greater than 50%** compared to the previous search experience.



9:41
Los Angeles, CA
Explore jobs that meet your criteria.
Newly-posted
Entry-level
Part-time
Entry-level Business & Tech Jobs
Sales
1,324+ jobs
Business Services
1,324+ jobs
Customer Service
1,324+ jobs
Marketing
1,324+ jobs
View All
Explore jobs that meet your criteria.
Newly-posted
Remote
Entry-level
Full-time
Part-time
Top-paying
Part-time Transportation & Storage Jobs
Part-time Sales Jobs

We continue to weave Phil, our AI-driven personal recruiter, into our job seeker products. In Q2, we expanded Phil to our market salary pages for specific roles. **These pages are visited over 3 million times per month.**

[5] Based on job seeker app ratings, as of Jan 2023, from AppFollow for ZipRecruiter, CareerBuilder, Glassdoor, Indeed, LinkedIn, and Monster.

Q2 2023 Shareholder Letter 6

ZipRecruiter
Engineer
Jobs
Salaries
Messages
ENGINEER
Career Path
Resume Keywords
Salary
Jobs
Engineer Salary
Yearly
Monthly
Weekly
Hourly
Table View
$36,000
National Average
$137,500
$99,411 /year
$48 /hour
Engineer Salary Comparison by Location
Nationwide
United States
$99,411
Simi Valley, CA
California
$102,149
Enter city, state or postal code
Add Location
How much does an Engineer make?
As of Jul 13, 2023, the average annual pay for an Engineer in the United States is $99,411 a year.
Let the jobs find you!
Over 50% of new job seekers get recruited within the first week of signing up with ZipRecruiter.*
Job title
Enter title or keyword
Job location
Simi Valley, CA
Desired minimum pay
$
Yearly
Optional
Get Matched to Jobs
Not sure what job you're looking for?
I can help! Simply tell me about yourself and I can recommend jobs that may be a good fit.
Phil
Your personal recruiter
Explore More

Phil provides job seekers who visit these pages with personalized guidance, removing friction from the job search process and enabling ZipRecruiter to provide a differentiated job seeker experience. **Job seekers who onboard with Phil generate nearly twice as many applications** as job seekers who register through other channels, further demonstrating the value of Phil's personal recommendations.

Growth Strategy #3: Make our matching technology smarter over time

We bring employers and job seekers together using industry-leading matching technology. Machine learning and AI has been a central focus of our technology efforts for many years. Our specialized AI powered matching algorithms get smarter over time by learning from observed behavior across billions of interactions between job seekers and employers in our marketplace. We capture this proprietary data on our website, our mobile apps, and through our 140+ integrations with third-party applicant tracking systems. We believe our massive and proprietary dataset gives us a distinct advantage as we drive efficiencies into the hiring process and provide better experiences to both employers and job seekers.

Millions of job seekers who use ZipRecruiter to find work receive a daily job alert email. Algorithm enhancements in Q2 improved the quality of matches in those emails, and **resulted in a 15% lift in job seeker engagement with the jobs they were shown.**

Q2 2023 Shareholder Letter 7

Investing in our people ZipRecruiter continues to attract and hire great talent externally and provide ample opportunities for career and personal growth for our existing employees. In fact, over half of leadership positions at ZipRecruiter are filled with people who grew internally, continuing to demonstrate our dedication to fostering a culture of growth and development. ZipRecruiter has once again been recognized among the best places to work. In June, ZipRecruiter was certified as a Most Loved Workplace® based on its scores on the Love of Workplace Index™ which surveyed employees on various elements around employee satisfaction and sentiment including the level of respect, collaboration, support, and sense of belonging they feel inside the company. We are honored to make this list, demonstrating our continued commitment to our employees. One way we invest in our people is through our Employee Resource Groups (ERGs), which provide places for people to talk about their experiences, in and outside of ZipRecruiter, and to build community in unity. During Q2, our Women in Leadership ERG conducted a 'Panel Meet and Greet' event in collaboration with several of ZipRecruiter’s other ERGs, interviewing leaders at ZipRecruiter on the topics of empowerment, leadership and growth within tech companies. We are proud of our supportive workplace where we continue to learn from one another, and support our communities. Q2 2023 Shareholder Letter 8

Q2’23 Financial Discussion Revenue Revenue for Q2’23 was $170.4 million, down 29% year-over-year and down 7% quarter-over-quarter. A softening hiring environment resulted in fewer Quarterly Paid Employers, driving the decreases in revenue year-over-year and sequentially. Quarterly Paid Employers We had 101,634 Quarterly Paid Employers in Q2’23, down 35% year-over-year and down 4% sequentially. A cooling labor market drove the sequential decrease as employers continued to feel the impact of rising operating expenses and other macroeconomic headwinds. Revenue per Paid Employer Revenue per Paid Employer for Q2’23 was $1,677, up 9% year-over-year but down 3% sequentially. The sequential decrease was driven by employers' willingness to pay being unfavorably impacted by overall macroeconomic conditions. Gross Profit and Margin Gross profit for Q2’23 was $154.7 million, down 29% year-over-year and down 5% sequentially. The decrease year-over-year and decrease quarter-over-quarter were both driven by the respective changes in revenue. Gross margin remained strong at 91%. Q2 2023 Shareholder Letter 9

Operating Expenses Total operating expenses for Q2’23 were $132.2 million, compared to $193.1 million in Q2’22 and $152.2 million in Q1’23. The decrease in total operating expenses year-over-year and quarter-over-quarter was primarily driven by lower sales and marketing expenses as we adjusted marketing investment levels given the current macroeconomic conditions, partially offset by one-time charges of $8.3 million resulting from our restructuring plan announced on May 31, 2023 to reduce our global workforce by approximately 20%. The restructuring costs totaled $3.9 million in sales and marketing, $3.4 million in research and development, and $1.0 million in general and administrative expenses for the three and six months ended June 30, 2023. Sales and Marketing (S&M) expenses were $72.2 million in Q2’23, or 42% of revenue, compared to $136.6 million, or 57% of revenue, in Q2’22, and $88.4 million, or 48% of revenue, in Q1’23. The decrease in sales and marketing expense year-over-year and quarter-over-quarter was primarily driven by lower investment in media marketing in the current quarter. Research and Development (R&D) expenses were $38.6 million in Q2’23, or 23% of revenue, compared to $30.9 million, or 13% of revenue, in Q2’22, and $38.3 million, or 21% of revenue, in Q1’23. The increase in research and development expenses quarter-over-quarter and year-over-year was primarily driven by an increase in product and engineering headcount-related expenses in the current quarter. General and Administrative (G&A) expenses were $21.4 million in Q2’23, or 13% of revenue, compared to $25.5 million, or 11% of revenue, in Q2’22, and $25.5 million, or 14% of revenue, in Q1’23. The decrease in general and administrative expenses year-over-year and quarter-over-quarter was driven by decreases in personnel-related expenses and professional fees in the current quarter. Q2 2023 Shareholder Letter 10

Adjusted EBITDA Margin
19%
23%
24%
19%
25%
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23

Net Income and Adjusted EBITDA

Net income in Q2'23 was $14.4 million, compared to net income of $13.1 million in Q2'22 and net income of $5.0 million in Q1'23. Adjusted EBITDA was $43.3 million, equating to an Adjusted EBITDA margin of 25%, in Q2'23, compared to $45.4 million, with a margin of 19%, in Q2'22, and $35.3 million, with a margin of 19%, in Q1'23. Net income and Adjusted EBITDA remained relatively flat year-over-year, as lower revenue was mostly offset by lower operating expenses. The increases in net income and Adjusted EBITDA quarter-over quarter were primarily due to lower operating expenses.

Fully Diluted Shares

As of June 30, 2023, ZipRecruiter had a fully diluted capitalization of 114 million shares of Class A common stock and Class B common stock. This fully diluted capitalization share count includes (a) the shares of Class A common stock and Class B common stock outstanding and (b) all shares of Class A common stock and Class B common stock reserved for issuance to settle outstanding stock options and restricted stock units, but does not include shares of Class A common stock and Class B common stock reserved for future issuance of award grants under ZipRecruiter's equity compensation plans.

As of June 30, 2023, the remaining amount available to repurchase under the previously authorized $550 million share repurchase program was $100 million.



Cash, Cash Equivalents & Marketable Securities ($ in millions)
$699.9
$669.7
$570.4
$519.1
$497.2
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23

Cash, Cash Equivalents and Marketable Securities

Cash, cash equivalents and marketable securities was $497.2 million as of June 30, 2023 compared to $699.9 million as of June 30, 2022, and $519.1 million as of March 31, 2023. The decrease in cash, cash equivalents and marketable securities year-over-year was primarily due to repurchases of Class A common stock under our share repurchase program partially offset by cash flow from operations.

The decrease in cash, cash equivalents and marketable securities quarter-over-quarter was primarily due to repurchases of Class A common stock under our share repurchase program. In Q2, we purchased 3.2 million shares totaling $50.5 million.

Q2 2023 Shareholder Letter 11

Financial Outlook Employer Demand Continues to Soften Our prior guidance was informed by the atypical softness in job postings in April and our view that those trends would continue through the end of the year. We have seen this softening continue in Q2 and in July. Demand among both SMB and enterprise employers continues to contract as they reduce the number of jobs they post and the amount they spend for job advertising. These trends inform our guidance. We acknowledge that the macroeconomic uncertainty remains and that macroeconomic changes (including interest rates), both positive and negative, will impact our 2023 revenue. However, we remain committed to managing operating expenses and ensuring that our investments are prudently allocated to build our long-term strategic advantage. Quarterly Guidance Our Q3’23 revenue guidance of $150 million at the midpoint represents a 34% decline year-over-year. Our Adjusted EBITDA guidance of $40 million at the midpoint, or 27% Adjusted EBITDAmargin, for the quarter, reflects our continued fully-funded investment in new technology solutions, while simultaneously moderating our operating expenses during the slowdown. Annual Guidance The atypical hiring patterns observed through the first half of 2023 give us limited visibility beyond Q3. Q4 has typically been a seasonally softer period for hiring and we do not yet have a clear view of when employers’ confidence will recover. Given this continued uncertain macroeconomic environment, we are not providing annual revenue guidance, consistent with the prior quarter. Last quarter, we discussed our view of a path to Adjusted EBITDA of $178 million to $192 million in the majority of topline scenarios we could reasonably foresee. The rapidity and inconsistency of the cooling hiring environment has reduced this confidence. Therefore, we are withdrawing our prior full-year Adjusted EBITDA guidance. However, as displayed by our Q2’23 financial results, in which we exceeded the high end of our Adjusted EBITDA guidance range, we will continue to respond to our environment quickly. Given the wide range of revenue scenarios, we believe that the Company will achieve Adjusted EBITDA margins in the low to mid-20% range for the full year. This reflects the financial flexibility in our model and an ROI-informed propensity to conserve capital during downturns while we also continue investing for long-term growth. Q2 2023 Shareholder Letter 12

ZipRecruiter is focused on our long term opportunity and profitably navigating the difficult hiring environment We are in the midst of a rapidly-evolving landscape. Our customers remain impacted by macroeconomic headwinds, responding with caution while they conserve capital and reduce hiring plans. Job seekers’ demand for work continues to grow as the historically tight labor market begins to loosen. One of our strategic assets is our ability to navigate turbulent times skillfully. We approach both up and down-cycles with the same ROI-focused orientation and speed to act. While the current environment calls for cost optimization, we have a healthy balance sheet and remain committed to disciplined capital allocation, including pressing our technological advantage through our investments in AI-driven matching, allocating sales & marketing spend to high-performing channels, and restructuring our teams for greater efficiency. It’s these investments that we believe will position us well for the next several economic cycles, during which we will respond with equal decisiveness. Beyond the ups and downs of labor market cycles, our long-term growth will be fueled by advances in our matching technology and the shift in demand toward technology-forward solutions like ours. As we increasingly enhance efficiency and effectiveness in the recruitment process, we have a robust innovation pipeline that we believe will continue to pioneer new and better ways for employers and job seekers to connect to their next great opportunity. This is what drives us every day. ___________________________ Ian Siegel Chief Executive Officer _______________________________ David Travers President _______________________________ Tim Yarbrough Chief Financial Officer Q2 2023 Shareholder Letter 13

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our market opportunity, as well as online market opportunity overall, and expected hiring activity for the remainder of 2023; statements under the section titled "Financial Outlook"; statements regarding our expected financial performance and operational performance for the third quarter of 2023 and the fiscal year ending December 31, 2023; statements regarding our expected future revenue growth, Adjusted EBITDA profitability, and capital allocation strategy; statements regarding our beliefs regarding the early stages of transforming how employers and job seekers come together, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn that may impact the demand for our services or have a material adverse impact on our and our business partners’ financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on AmazonWeb Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important risk factors more fully discussed and described in documents we have filed with the Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q for the three months ended March 31, 2023 that we filed with the SEC and our Quarterly Report on Form 10-Q for the three months ended June 30, 2023 that we will file with the SEC. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this shareholder letter relate only to events or information as of the date on which the statements are made in this letter. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Q2 2023 Shareholder Letter 14

Conference Call Details We will host a conference call to discuss our financial results on Tuesday, August 8, 2023, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website. An archived version will be available on the website two hours after the call. Investors and analysts can participate in the conference call by dialing +1 (888) 440-4199, or +1 (646) 960-0818 for callers outside the United States, and using the conference ID 9351892. A telephonic replay of the conference call will be available until Tuesday, August 15, 2023. To listen to the replay please dial +1 (800) 770-2030 or +1 (647) 362-9199 for callers outside the United States and use the Conference ID 9351892. Q2 2023 Shareholder Letter 15

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands) Q2 2023 Shareholder Letter 16

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands, except per share amounts) Q2 2023 Shareholder Letter 17

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands) Q2 2023 Shareholder Letter 18

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA (UNAUDITED) (in thousands, except Adjusted EBITDAmargin data) RECONCILIATION OF GAAP TO NON-GAAP COST OF REVENUE (UNAUDITED) (in thousands) RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES (UNAUDITED) (in thousands) Q2 2023 Shareholder Letter 19

FULLY DILUTED SHARES (UNAUDITED) (in thousands) Q2 2023 Shareholder Letter 20

Key Operating Metrics and Non-GAAP Financial Measures

This shareholder letter includes certain key operating metrics, including Quarterly Paid Employers and Revenue per Paid Employer, and non-GAAP financial measures, including Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin.

We define Paid Employers as any employer(s) (or entities acting on behalf of an employer) on a paying subscription plan or performance marketing campaign for at least one day. Paid Employer(s) excludes employers from our Job Distribution Partners or other indirect channels, employers who are not actively searching for candidates, but otherwise have access to previously posted jobs, and employers on free trial. Job Distribution Partners are defined as third-party sites who have a relationship with us and advertise jobs from our marketplace. Quarterly Paid Employers means, with respect to any fiscal quarter, the count of Paid Employers during such fiscal quarter. Revenue per Paid Employer is the total company revenue in a particular period divided by the count of Quarterly Paid Employers in the same period.

We define Non-GAAP cost of revenue as our cost of revenue before stock-based compensation expense, and depreciation and amortization.

We define Non-GAAP operating expenses as our operating expenses before stock-based compensation expense, and depreciation and amortization.

We define Adjusted EBITDA as our net income (loss) before interest expense, other (income) expense, net, income tax expense (benefit) and depreciation and amortization, adjusted to eliminate stock-based compensation expense. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue for the same period.

Management and our board of directors use these key operating metrics and non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing our operating performance on a consistent basis, as they remove the impact of some items not directly resulting from our core operations. We also use these key operating metrics and non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections, to evaluate the performance and effectiveness of our strategic initiatives and to evaluate our capacity for capital expenditures to expand our business.

Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin should not be considered in isolation, as an alternative to, or superior to net income (loss), revenue, cash flows or other measures derived in accordance with GAAP. These non-GAAP measures are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Management believes that the presentation of non-GAAP financial measures is an appropriate measure of operating performance because they eliminate the impact of some expenses that do not relate directly to the performance of our underlying business.

These non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or other items. Additionally, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a measure of free cash flow for management's discretionary use, as they do not reflect our tax payments and certain other cash costs that may recur in the future, including, among other things, cash requirements for costs to replace assets being depreciated and amortized including our capitalized internal use software. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of our performance. Our measures of Adjusted EBITDA and Adjusted EBITDA margin used herein are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

We are not able to provide a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin for Q3'23 or the full fiscal year 2023 to net income and net income margin, the comparable GAAP measures, respectively, because certain items that are excluded from non-GAAP financial measures cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude of stock-based compensation or amortization of internal-use software, as applicable, without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, GAAP measures in the future. See the tables above regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Q2 2023 Shareholder Letter 21